Exhibit 99.1

NEWS RELEASE

NOBLE ENERGY ANNOUNCES THIRD QUARTER 2010 RESULTS,
INCLUDING RECORD SALES VOLUMES
HOUSTON (October 28, 2010) — Noble Energy, Inc. (NYSE: NBL) reported today third quarter 2010 net income of $232 million, or $1.31 per share diluted, on revenues of $755 million. Net income for the quarter included an unrealized commodity derivative gain, a gain on the sale of certain non-core assets, as well as an asset impairment charge. Excluding these items, which would typically not be considered by analysts in published estimates, third quarter 2010 adjusted net income(1) was $225 million, or $1.27 per share diluted. The Company reported net income of $107 million during the third quarter of 2009, or $0.61 per share diluted, on revenues of $621 million. Adjusted net income(1) for the third quarter of 2009 was $193 million, or $1.10 per share diluted.
Discretionary cash flow(1) for the third quarter 2010 was $485 million compared to $499 million for the similar quarter in 2009. Net cash provided by operating activities was $608 million. Organic capital expenditures for the third quarter of 2010 were $619 million, which excluded a non-cash accrual for construction progress on the Aseng FPSO.
Key highlights for the third quarter of 2010 include:
•	Record total sales volumes of 230 thousand barrels of oil equivalent per day (MBoe/d)

•	Record Israel natural gas sales of 178 million cubic feet per day (Mmcf/d)

•	Sanctioned Tamar project, offshore Israel

•	Completed two new Mari-B wells, offshore Israel, maintaining field deliverability of 600 Mmcf/d, gross

•	Produced Central DJ basin liquid volumes of 30 thousand barrels per day, up over 35 percent from the third quarter 2009

•	Increased Central DJ basin position to over 830,000 net acres

•	Closed on the previously announced sale of certain Mid-Continent and Illinois basin assets for $552 million

•	Commenced completion activities at Santa Cruz and Isabela in the deepwater Gulf of Mexico

•	Concluded field drilling and initiated completions at Aseng, offshore Equatorial Guinea

Charles D. Davidson, Noble Energy’s Chairman and CEO, commented, “It was an outstanding quarter for Noble Energy, with significant results in all areas of our business. Strong liquid production in the Central DJ basin, deepwater Gulf of Mexico, and the North Sea, along with record natural gas volumes in Israel, delivered robust financial results. Operationally, we continued to progress the major project developments in all four of our core areas. We advanced our horizontal Niobrara drilling program in the Central DJ Basin and were able to perform completion activities in the deepwater Gulf of Mexico at Galapagos, despite the offshore Moratorium. In addition, our international teams furthered the development work at Aseng and sanctioned the Tamar project. All of the Company’s efforts are maintaining this strong momentum as we move towards a future of sustained production and cash flow growth.”
Noble Energy’s sales volumes for the third quarter of 2010 averaged 230 MBoe/d. Total Company production was 232 MBoe/d, exceeding sales for the quarter as a result of the timing of international oil liftings. For the third quarter of 2010, the mix of sales volumes was 38 percent global liquids, 33 percent international natural gas, and 29 percent U.S. natural gas.
Onshore U.S. volumes totaled 100 MBoe/d for the quarter versus 93 MBoe/d in the same quarter last year, with the majority of the increase attributable to higher crude oil and natural gas liquids from the Central DJ basin. Total Central DJ basin volumes grew to 55 MBoe/d in the third quarter 2010, with liquids increasing to 54 percent of total volumes. Continued development of Wattenberg and the horizontal Niobrara play, along with the asset acquisition earlier in 2010, accounted for the increases. The closed asset sale of mature oil assets reduced onshore U.S. volumes by nearly 3 MBoe/d in the third quarter 2010. Offshore U.S. volumes were 20 MBoe/d, down slightly as a result of lower natural gas production in the deepwater Gulf of Mexico at Raton and Swordfish. Total U.S. volumes were 120 MBoe/d for the third quarter 2010, up four percent from a year ago.
Internationally, average daily sales were up eight percent from the third quarter 2009 to 110 MBoe/d. Strengthened market and seasonal demand led to a 24 percent increase in natural gas sales in Israel. Crude oil volumes in the North Sea were significantly higher, primarily as a result of increased deliverability at the Dumbarton complex, which included the addition of two Lochranza wells in 2010. At the Alba field in Equatorial Guinea, liquid sales were lower due to the timing of liftings, which resulted in an underlifted position for the third quarter 2010 of nearly 4 MBoe/d.

Third quarter 2010 commodity prices were up significantly from the 2009 period. The Company’s global crude oil averaged $73.41 per barrel, up 16 percent. Natural gas realizations in the U.S. averaged $3.87 per thousand cubic feet (Mcf) versus $3.05 per Mcf in the third quarter 2009. Natural gas liquid pricing in the U.S. averaged $36.30 per barrel for the third quarter of 2010, representing 51 percent of the Company’s average U.S. crude oil realization.
Total production costs per barrel of oil equivalent (Boe), including lease operating expenses, production and ad valorem taxes, and transportation were relatively flat with the third quarter of 2009 at under $6.70 per Boe. Lease operating and transportation expenses averaged $4.49 and $0.80 per Boe, respectively, for the third quarter 2010. Depreciation, depletion, and amortization per Boe was $10.92 for the third quarter 2010, up slightly as a result of increased sales volumes in the DJ basin and the North Sea. General and administrative expenses were up due to increased staffing for the development of the Company’s major projects.
Other operating income/expense for the third quarter 2010 includes a $13 million pre-tax gain on the sale of a portion of the Company’s interest in the White Cliffs pipeline that transports crude oil from Platteville, Colorado to Cushing, Oklahoma. Included in other income/expense is a $15 million pre-tax deferred compensation charge relating to the quarterly value change of Noble Energy stock held in a benefit program.
The adjustment items to net income for the third quarter 2010 include a $5 million pre-tax gain on the mark-to-market of unsettled commodity derivatives, as well as a $114 million pre-tax gain on the sale of certain Mid-Continent and Illinois basin assets that closed in the period. Offsetting these items was a $100 million asset impairment, primarily related to onshore U.S. developments at Iron Horse and the New Albany shale.
2010 VOLUME GUIDANCE INCREASE
Noble Energy increased its 2010 annual volume guidance range to between 214 and 217 MBoe/d, which represents the upper half of the Company’s prior guidance. Strong sales volumes year-to-date have resulted in the increase. The Company expects fourth quarter 2010 volumes to average 212 to 222 MBoe/d. In the U.S., volumes will be impacted by the onshore divestiture for a full quarter, as well as natural declines in the Mid-Continent and onshore Gulf Coast areas. Central DJ basin volumes should be modestly higher than the third quarter. Oil volumes in Equatorial Guinea will likely be higher as compared to the underlifted third quarter. In addition, North Sea oil volumes should be slightly lower and natural gas sales in Israel are expected to be reduced due to seasonal demands. All other annual guidance metrics remain unchanged.
(1)	A Non-GAAP measure, see attached Reconciliation Schedules
WEBCAST AND CONFERENCE CALL INFORMATION
Noble Energy, Inc. will host its third quarter 2010 webcast and conference call at 9:00 a.m. Central time today. The webcast is accessible on the ‘Investors’ page at www.nobleenergyinc.com. Conference call numbers for participation are 877-545-1403 and 719-325-4746. A replay will be available on the website.
Noble Energy is a leading independent energy company engaged in worldwide oil and gas exploration and production. The Company operates primarily in the Rocky Mountains, Mid-Continent, and deepwater Gulf of Mexico areas in the United States, with significant international operations offshore Israel and West Africa. Noble Energy is listed on the New York Stock Exchange and is traded under the ticker symbol NBL.
Contacts:
David Larson
(281) 872-3125   dlarson@nobleenergyinc.com
Brad Whitmarsh
(281) 872-3187   bwhitmarsh@nobleenergyinc.com
This news release includes projections and other “forward-looking statements” within the meaning of the federal securities laws. Such projections and statements reflect Noble Energy’s current views about future events and financial performance. No assurances can be given that such events or performance will occur as projected, and actual results may differ materially from those projected. Risks, uncertainties and assumptions that could cause actual results to differ materially from those projected include, without limitation, the volatility in commodity prices for crude oil and natural gas, the presence or recoverability of estimated reserves, the ability to replace reserves, environmental risks, drilling and operating risks, exploration and development risks, competition, government regulation or other action, the ability of management to execute its plans to meet its goals and other risks inherent in Noble Energy’s business that are detailed in its Securities and Exchange Commission filings. Words such as “anticipates,” “believes,” “expects,” “intends,” “will,” “should,” “may,” and similar expressions may be used to identify forward-looking statements. Noble Energy assumes no obligation and expressly disclaims any duty to update the information contained herein except as required by law.
This news release may also contain certain forward-looking non-GAAP measures of financial performance that management believes are good tools for internal use and the investment community in evaluating the Company’s overall financial performance. These non-GAAP measures are broadly used to value and compare companies in the crude oil and natural gas industry. Investors are urged to consider closely the disclosures and risk factors in our Forms 10-K and 10-Q, File No. 1-07964, available from Noble Energy’s offices or website, http://www.nobleenergyinc.com. These forms can also be obtained from the SEC by calling 1-800-SEC-0330.
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Schedule 1
Noble Energy, Inc.
Reconciliation of Net Income (Loss) to Adjusted Earnings
(in millions, except per share amounts, unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009

Net Income (Loss)	$232	$107	$673	$(139)
Unrealized (gains) losses on commodity derivative instruments	(5)	149	(215)	508
Gain on asset sale [1]	(114)	—	(114)	(24)
Asset impairments [2]	100	—	100	437
Rig contract termination expense [3]	—	—	27	—
Other adjustments	2	12	2	12

Total Adjustments before tax	(17)	161	(200)	933

Income Tax Effect of Adjustments [4]	10	(75)	88	(382)

Adjusted Earnings [5]	$225	$193	$561	$412

Adjusted Earnings Per Share
Basic	$1.29	$1.11	$3.21	$2.38
Diluted [6]	1.27	1.10	3.17	2.35

Weighted average number of shares outstanding
Basic	175	173	175	173
Diluted	177	175	178	175

[1]	Gain on asset sale relates to the sale of non-core US onshore assets in 2010 and the recognition of the gain on the sale of Argentina assets in 2009.

[2]	Impairments for 2010 related to our Iron Horse development, an onshore US area, our non-core New Albany Shale assets classified as held-for-sale and certain other Gulf of Mexico assets. Impairments for 2009 related to Granite Wash, an onshore US area, and our Main Pass asset located in the Gulf of Mexico shelf.

[3]	Amount represents costs to terminate a deepwater Gulf of Mexico drilling rig contract due to the Federal Deepwater Moratorium.

[4]	The net tax effects are determined by calculating the tax provision for GAAP Net Income (Loss), which includes the adjusting items, and comparing the results to the tax provision for Adjusted Earnings, which excludes the adjusting items. The difference in the tax provision calculations represents the tax impact of the adjusting items listed here. The calculation is performed at the end of each quarter and, as a result, the tax rates for each discrete period may be different.

[5]	Adjusted earnings should not be considered a substitute for net income as reported in accordance with GAAP. Adjusted earnings is provided for comparison to earnings forecasts prepared by analysts and other third parties. Our management believes, and certain investors may find, that adjusted earnings is beneficial in evaluating our financial performance as it excludes the impact of significant non-cash items. We believe such measures can facilitate comparisons of operating performance between periods and with our peers.

[6]	The diluted earnings per share calculations for the nine months ended September 30, 2010 includes an increase to net income of $3 million, net of tax, related to deferred compensation loss from NBL shares held in a rabbi trust. Consistent with GAAP, when dilutive, the deferred compensation gain or loss, net of tax, is excluded from net income while the NBL shares held in the rabbi trust are included in the diluted sharecount.

Schedule 2
Noble Energy, Inc.
Summary Statement of Operations
(in millions, except per share amounts, unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009

Revenues
Crude oil and condensate	$446	$377	$1,313	$876
Natural gas	214	172	646	498
NGLs	44	24	143	66
Income from equity method investees	34	25	85	52
Other revenues	17	23	52	61

Total revenues	755	621	2,239	1,553

Operating Expenses
Lease operating expense	95	88	283	281
Production and ad valorem taxes	29	25	96	66
Transportation expense	17	18	51	43
Exploration expense	35	27	167	102
Depreciation, depletion and amortization	231	205	662	601
General and administrative	65	53	194	173
Gain on asset sale	(114)	—	(114)	(24)
Asset impairments	100	—	100	437
Other operating (income) expense, net	4	34	59	46

Total operating expenses	462	450	1,498	1,725

Operating Income (Loss)	293	171	741	(172)
Other (Income) Expense
(Gain) loss on commodity derivative instruments	(38)	28	(280)	95
Interest, net of amount capitalized	21	23	60	64
Other (income) expense, net	12	5	(1)	18

Total other (income) expense	(5)	56	(221)	177

Income (Loss) Before Taxes	298	115	962	(349)
Income Tax Provision (Benefit)	66	8	289	(210)

Net Income (Loss)	$232	$107	$673	$(139)

Earnings (Loss) Per Share
Basic	$1.33	$0.62	$3.86	$(0.80)
Diluted [1]	1.31	0.61	3.80	(0.80)

Weighted average number of shares outstanding
Basic	175	173	175	173
Diluted	177	175	178	173

[1]	The diluted earnings per share calculations for the nine months ended September 30, 2010 includes an increase to net income of $3 million, net of tax, related to deferred compensation loss from NBL shares held in a rabbi trust. Consistent with US GAAP, when dilutive, the deferred compensation gain or loss, net of tax, is excluded from net income while the NBL shares held in the rabbi trust are included in the diluted sharecount.

Schedule 3
Noble Energy, Inc.
Volume and Price Statistics
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009

Crude Oil and Condensate Sales Volumes (MBpd)
United States	41	39	40	37
Equatorial Guinea	8	14	11	14
North Sea	13	8	10	7
Other International	4	4	4	4

Total consolidated operations	66	65	65	62
Equity method investee	2	2	2	2

Total sales volumes	68	67	67	64

Crude Oil and Condensate Realized Prices ($/Bbl)
United States	$71.28	$62.30	$73.31	$50.45
Equatorial Guinea	76.28	63.10	75.44	51.94
North Sea	78.89	69.56	77.33	57.61
Other International	71.37	62.75	73.27	49.76

Consolidated average realized prices	$73.41	$63.36	$74.30	$51.55

Natural Gas Sales Volumes (MMcfpd)
United States	399	397	399	401
Equatorial Guinea	243	228	221	238
Israel	178	144	129	117
North Sea	6	5	7	5
Other International	28	28	28	24

Total sales volumes	854	802	784	785

Natural Gas Realized Prices ($/Mcf)
United States	$3.87	$3.05	$4.38	$3.36
Equatorial Guinea	0.27	0.27	0.27	0.27
Israel	3.85	3.95	4.08	3.27
North Sea	5.82	4.63	5.25	5.94

Consolidated average realized prices	$2.82	$2.41	$3.13	$2.40

Natural Gas Liquids (NGL) Sales Volumes (MBpd)
United States	13	10	13	10
Equity method investee	6	6	5	6

Total sales volumes	19	16	18	16

Natural Gas Liquids Realized Prices ($/Bbl)
United States	$36.30	$25.39	$40.17	$24.70

Barrels of Oil Equivalent Volumes (MBoepd)
United States	120	115	119	113
Equatorial Guinea	49	52	48	54
Israel	30	24	22	20
North Sea	14	9	11	8
Other International	9	9	8	8

Total consolidated operations	222	209	208	203
Equity method investee	8	8	7	8

Total barrels of oil equivalent (MBoepd)	230	217	215	211

Barrels of oil equivalent volumes (MMBoe)	21	20	59	58

Schedule 4
Noble Energy, Inc.
Condensed Balance Sheets
(in millions)

	(unaudited)
	September 30,	December 31,
	2010	2009

Assets
Current Assets
Cash and cash equivalents	$1,149	$1,014
Accounts receivable, net	532	465
Other current assets	322	199

Total current assets	2,003	1,678
Net property, plant and equipment	9,911	8,916
Goodwill	696	758
Other noncurrent assets	479	455

Total Assets	$13,089	$11,807

Liabilities and Shareholders’ Equity
Current Liabilities
Accounts payable — trade	$924	$548
Other current liabilities	493	442

Total current liabilities	1,417	990
Long-term debt	2,194	2,037
Deferred income taxes	2,187	2,076
Other noncurrent liabilities	554	547

Total Liabilities	6,352	5,650

Total Shareholders’ Equity	6,737	6,157

Total Liabilities and Shareholders’ Equity	$13,089	$11,807

Schedule 5
Noble Energy, Inc.
Discretionary Cash Flow and Reconciliation to Operating Cash Flow
(in millions, unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009

Adjusted Earnings [1]	$225	$193	$561	$412
Adjustments to reconcile adjusted earnings to discretionary cash flow:
Depreciation, depletion and amortization	231	205	662	601
Exploration expense	35	27	167	102
Capitalized interest	(15)	(12)	(45)	(30)
(Income)/distributions from equity method investments, net	8	7	6	(15)
Deferred compensation adjustment	15	7	4	18
Deferred income taxes	(11)	51	14	96
Stock-based compensation expense	13	13	40	37
Other	(16)	8	(11)	(8)

Discretionary Cash Flow [2]	$485	$499	$1,398	$1,213

Reconciliation to Operating Cash Flows
Net changes in working capital	113	62	134	11
Cash exploration costs	(33)	(25)	(110)	(91)
Capitalized interest	15	12	45	30
Current tax expense of earnings adjustments	25	(60)	8	(157)
Rig contract termination expense	—	—	(27)	—
Other adjustments	3	—	4	(20)

Net Cash Provided by Operating Activities	$608	$488	$1,452	$986

Capital expenditures (accrual based)	$619	$224	$1,547	$933
DJ Basin asset acquisition	(11)	—	498	—
Increase in obligation under FPSO lease	80	—	188	—

Total Capital Expenditures (Accrual Based)	$688	$224	$2,233	$933

Proceeds from Asset Sales	$552	$—	$552	$—

[1] See Schedule 1, Reconciliation of Net Income (Loss) to Adjusted Earnings.
[2] The table above reconciles discretionary cash flow to net cash provided by operating activities. While discretionary cash flow is not a GAAP measure of financial performance, our management believes it is a useful tool for evaluating our overall financial performance. Among our management, research analysts, portfolio managers and investors, discretionary cash flow is broadly used as an indicator of a company’s ability to fund exploration and production activities and meet financial obligations. Discretionary cash flow is also commonly used as a basis to value and compare companies in the oil and gas industry.

Schedule 6
Noble Energy, Inc.
Effect of Commodity Derivative Instruments
(in millions, unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009

Reclassification from Accumulated Other
Comprehensive Loss (AOCL) to Revenue [1]
Crude Oil	$(5)	$(14)	$(14)	$(45)
Natural Gas	—	—	(1)	—

Total Revenue Decrease	$(5)	$(14)	$(15)	$(45)

Gain (Loss) on Commodity Derivative Instruments
Crude oil
Realized	$1	$50	$(4)	$212
Unrealized	(50)	(34)	59	(305)

Total crude oil	$(49)	$16	$55	$(93)

Natural gas
Realized	32	71	69	201
Unrealized	55	(115)	156	(203)

Total natural gas	87	(44)	225	(2)

Total Gain (Loss) on Commodity Derivative Instruments	$38	$(28)	$280	$(95)

Summary of Cash Settlements
Realized gain on commodity derivative instruments	$33	$121	$65	$413
Amounts reclassified from AOCL	(5)	(14)	(15)	(45)

Cash settlements received	$28	$107	$50	$368

[1] The amounts in accumulated other comprehensive loss represent deferred unrealized hedge gains and losses. These deferred gains and losses are recognized as an adjustment to revenue when the associated derivative instruments are cash settled.